UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

XL GROUP
Public Limited Company
(Name of Registrant as Specified in Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Shareholder Meeting Notice

XL Group plc’s Annual General Meeting will be held on May 6, 2011 at the Merrion Hotel, Upper Merrion Street, Dublin 2, Ireland, at 8:30 a.m. local time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board recommends a vote FOR all nominees, FOR Proposals 2, 3 and 5 and FOR every 1 YR on Proposal 4:

1.	To elect four Class I Directors to hold office until 2014. Nominees: Herbert N. Haag, Michael S. McGavick, Ellen E. Thrower, John M. Vereker

2.	To ratify the appointment of PricewaterhouseCoopers LLP, New York, New York to act as the independent registered public accounting firm of the Company for the year ending December 31, 2011.

3.	To provide a non-binding, advisory vote approving the Company’s executive compensation.

4.	To provide a non-binding, advisory vote on the frequency of future executive compensation votes.

5.	To approve the increase in the number of shares available for issuance under the Company’s 1991 Performance Incentive Program.

Only the holders of record of XL Group plc Ordinary Shares on March 3, 2011 are entitled to notice of and to vote at the meeting. If you were a shareholder as of the record date, you may attend the Annual General Meeting and vote in person. Shareholders may contact Georgeson at 1-800-733-6198 to obtain directions to the Annual General Meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice along with personal identification to the Meeting.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

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Internet – Go to www.envisionreports.com/XL. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to proxymaterial@georgeson.com with “Proxy Materials XL Group plc” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 26, 2011.

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the XL Group plc Annual General Meeting of Shareholders to be Held on May 6, 2011

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual General Meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual General Meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, form of proxy and Form 10-K for the fiscal year ended December 31, 2010 to shareholders are available at:

www.envisionreports.com/XL

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares. You must use the number in the shaded box above when voting.
Step 1: Go to www.envisionreports.com/XL to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 26, 2011 to facilitate timely delivery.

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